UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2022

SINTX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 6, 2022, SINTX Technologies, Inc. (the “Company”) received notification from the NASDAQ Stock Market indicating that the Company will have an additional 180-day grace period, until January 2, 2023, to regain compliance with NASDAQ’s $1.00 minimum bid requirement. The notification indicated that the Company did not regain compliance during the initial 180-day grace period provided under the rule. In accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), the Company is eligible for the additional grace period because it meets the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the bid price requirement, and provided written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX Technologies, Inc.

Date:	July 11, 2022	By:	/s/ B. Sonny Bal
B. Sonny Bal
Chief Executive Officer